                                                                    EXHIBIT 25.2

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)

                          ----------------------------

                         BANK ONE, NATIONAL ASSOCIATION
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

A NATIONAL BANKING ASSOCIATION                            36-0899825
                                                          (I.R.S. EMPLOYER
                                                          IDENTIFICATION NUMBER)

1 BANK ONE PLAZA, CHICAGO, ILLINOIS                       60670-0801
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)

                         BANK ONE, NATIONAL ASSOCIATION
                        1 BANK ONE PLAZA, SUITE IL1-0801
                             CHICAGO, ILLINOIS 60670
                    ATTN: JOHN R. PRENDIVILLE (312) 732-1830
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                          -----------------------------

                      WHITE MOUNTAINS INSURANCE GROUP, LTD.
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER

                                     BERMUDA
                         (STATE OR OTHER JURISDICTION OF
                         INCORPORATION OR ORGANIZATION)

                                   94-2708455
                                (I.R.S. EMPLOYER
                             IDENTIFICATION NUMBER)

                              80 SOUTH MAIN STREET
                        HANOVER, NEW HAMPSHIRE 03755-2053
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                          FUND AMERICAN COMPANIES, INC.
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                         (STATE OR OTHER JURISDICTION OF
                         INCORPORATION OR ORGANIZATION)

                                   52-2272489
                                (I.R.S. EMPLOYER
                             IDENTIFICATION NUMBER)

                                ONE BEACON STREET
                        BOSTON, MASSACHUSETTS 02108-3100
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                          SUBORDINATED DEBT SECURITIES
                         (TITLE OF INDENTURE SECURITIES)

ITEM 1.     GENERAL INFORMATION. FURNISH THE FOLLOWING INFORMATION AS TO THE
            TRUSTEE:

            (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

            Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

            (B)   WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

            The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

            No such affiliation exists with the trustee.


ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

            1. A copy of the articles of association of the trustee now in effect.*

            2. A copy of the certificates of authority of the trustee to commence business.*

            3. A copy of the authorization of the trustee to exercise corporate trust powers.*

            4.  A copy of the existing by-laws of the trustee.*

            5.  Not Applicable.

            6. The consent of the trustee required by Section 321(b) of the Act.

            7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

            8.  Not Applicable.

            9.  Not Applicable.

      Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 1st day of November, 2001.

                      BANK ONE, NATIONAL ASSOCIATION,
                      TRUSTEE

                      By  /s/ John R. Prendiville
                          John R. Prendiville
                          First Vice President

* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One, National Association, filed as Exhibit 25 to the Registration Statement on Form S-3 of Household Finance Corporation filed with the Securities and Exchange Commission on March 24, 2000 (Registration No. 333-33240).

                                    EXHIBIT 6

                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT

                                                                November 1, 2001

Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

      In connection with the qualification of an indenture among White Mountains Insurance Group, Ltd., Fund American Companies, Inc. and Bank One, National Association, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                                  Very truly yours,

                                  BANK ONE, NATIONAL ASSOCIATION

                                  By /s/ John R. Prendiville
                                     John R. Prendiville
                                     First Vice President

                                    EXHIBIT 7

                                    Call Date: 03/31/01 ST-BK: 17-1630 FFIEC 031
                                                                       Page RC-1

Legal Title of Bank:   Bank One, NA
Address:               1 Bank One Plaza, Ste 0303
City, State  Zip:      Chicago, IL  60670
FDIC Certificate No.:  0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 2001

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                   DOLLAR AMOUNTS IN THOUSANDS  C400
                                                                                                                ----
                                                                                   RCFD   BIL MIL THOU
ASSETS
 1.  Cash and balances due from depository institutions (from Schedule             RCFD
     RC-A):                                                                        ----
     a. Noninterest-bearing balances and currency and coin(1) ..................   0081     7,994,185           1.a
     b. Interest-bearing balances(2)............................................   0071     1,910,093           1.b
 2.     Securities
     a. Held-to-maturity securities(from Schedule RC-B, column A) ..............   1754             0           2.a
     b. Available-for-sale securities (from Schedule RC-B, column D)............   1773    23,762,627           2.b
 3.     Federal funds sold and securities purchased under agreements to
        resell                                                                     1350    16,702,281           3.
 4.  Loans and lease financing receivables (from Schedule RC-C):
     A. LOANS AND LEASES HELD FOR SALE..........................................   5369       344,709           4.a
     B. LOANS AND LEASES, NET OF UNEARNED INCOME................................   B528    82,078,753           4.b
     c. LESS: Allowance for loan and lease losses...............................   3128     1,928,789           4.c
     d. LOANS AND LEASES, NET OF UNEARNED INCOME AND ALLOWANCE
        (ITEM 4.B MINUS 4.C)....................................................   B529    80,146,964           4.d
 5.  Trading assets (from Schedule RD-D).........                                  3545     4,915,723           5.
 6.  Premises and fixed assets (including capitalized leases) ..................   2145       766,510           6.
 7.  Other real estate owned (from Schedule RC-M) ..............................   2150        10,983           7.
 8.  Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M).............................................   2130       396,660           8.
 9.  Customers' liability to this bank on acceptances outstanding ..............   2155       224,739           9.
10.  Intangible assets
     A. GOODWILL ...............................................................   3163       455,924           10.a
     B. OTHER INTANGIBLE ASSETS (FROM SCHEDULE RC-M)....................... ...    0426         4,069           10.b
11.  Other assets (from Schedule RC-F)..........................................   2160     3,800,668           11.
12.  Total assets (sum of items 1 through 11)...................................   2170   141,439,135           12.

-------------------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

                                    Call Date: 03/31/01 ST-BK: 17-1630 FFIEC 031
                                                                       Page RC-2

Legal Title of Bank:   Bank One, NA
Address:               1 Bank One Plaza, Ste 0303
City, State  Zip:      Chicago, IL  60670
FDIC Certificate No.:  0/3/6/1/8

SCHEDULE RC-CONTINUED

                                                                                         DOLLAR AMOUNTS IN
                                                                                            THOUSANDS
                                                                                            ---------
LIABILITIES
13.  Deposits:                                                                     RCON
     a. In domestic offices (sum of totals of columns A and C                      ----
        from Schedule RC-E, part 1).............................................   2200         54,375,506   13.a
        (1) Noninterest-bearing(1)..............................................   6631         17,419,591   13.a1
        (2) Interest-bearing....................................................   6636         36,955,915   13.a2
                                                                                   RCFN
     b. In foreign offices, Edge and Agreement subsidiaries, and                   ----
        IBFs (from Schedule RC-E, part II)......................................   2200         32,455,591   13.b
       (1) Noninterest bearing..................................................   6631            763,957   13.b1
       (2) Interest-bearing.....................................................   6636         31,691,634   13.b2
14.  Federal funds purchased and securities sold under agreements
     to repurchase:                                                                RCFD 2800     6,144,086   14
15.  Trading liabilities (from Schedule RC-D....................................   RCFD 3548     3,957,785   15
16.  OTHER BORROWED MONEY (INCLUDES MORTGAGE INDEBTEDNESS AND
     AND OBLIGATIONS UNDER CAPITALIZED LEASES)(FROM SCHEDULE RC-M...............   RCFD 3190    22,957,605   16
17.  Not applicable
18.  Bank's liability on acceptance executed and outstanding ...................   2920            224,739   18.
19.  Subordinated notes and debentures..........................................   3200          3,861,811   19.
20.  Other liabilities (from Schedule RC-G).....................................   2930          8,947,634   20.
21.  Total liabilities (sum of items 13 through 20).............................   2948        132,924,757   21.
22.  MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES.............................   3000                 26   22.
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus..............................   3838                  0   23.
24.  Common stock...............................................................   3230            200,858   24.
25.  Surplus (exclude all surplus related to preferred stock)                      3839          5,493,189   25.
26.  a. Retained earnings            ...........................................   3632          2,827,092   26.a
     B. ACCUMULATED OTHER COMPREHENSIVE INCOME (3).................. ...........   B530             (6,787)  26.b
27.  OTHER EQUITY CAPITAL COMPONENTS (4)     ...................................   A130                  0   27.
28.  Total equity capital (sum of items 23 through 27) .........................   3210          8,514,352   28.
29.  Total liabilities, minority interest, and equity capital
     (sum of items 21, 22, and 28)..............................................   3300        141,439,165   29.

Memorandum
To be reported only with the March Report of Condition.

1.  Indicate in the box at the right the number of the STATEMENT below that best describes the most comprehensive level of
    auditing work performed for the bank by independent external                                 Number
    auditors as of any date during 1996.............................   RCFD 6724    2    M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified external auditors (may be required by state chartering public accounting firm which submits a report on the bank authority)
2 = Independent audit of the bank's parent holding company financial statements by external conducted in accordance with generally accepted auditing standards by a certified public accounting firm which financial statements by external submits a report on the consolidated holding company (but not on the bank separately)
3 =  DIRECTORS' EXAMINATION OF THE BANK CONDUCTED IN ACCORDANCE WITH GENERALLY
     ACCEPTED AUDITING STANDARDS BY A CERTIFIED PUBLIC ACCOUNTING FIRM (MAY BE
     REQUIRED BY STATE CHARTERING AUTHORITY)
4 =  Directors' examination of the bank performed by other external auditors
     (may be required by state chartering authority)
5 =  Review of the bank's financial statements by external auditors
6 =  Compilation of the bank's financial statements by external auditors
7 =  Other audit procedures (excluding tax preparation work)
8 =  No external audit work


----------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)   Includes limited-life preferred stock and related surplus.
(3) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
(4)   Includes treasury stock and unearned Employee Stock Ownership Plan shares.